Exhibit 99.2

Emergent Capital Announces $10 million Share and Note Repurchase Program

BOCA RATON, Fla., September 1, 2015 – Emergent Capital, Inc. (NYSE: EMG) today announced that its Board of Directors has authorized the Company to initiate a $10 million share and note repurchase program.

The program, which is effective immediately, has a two-year expiration date, and authorizes the Company to repurchase up to $10 million of its common stock and/or its 8.50% senior unsecured convertible notes due 2019. Repurchases may be effected from time to time through open market purchases, block trades, privately negotiated transactions and/or plans designed to comply with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended.

About Emergent Capital, Inc.

Emergent Capital (NYSE: EMG) is a specialty finance company that invests in esoteric asset classes, primarily life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:

David Sasso

Emergent Capital, Inc.

Senior Vice President, Corporate Development & Investor Relations

561.995.4300

IR@emergentcapital.com

www.emergentcapital.com

Media Contacts:

Richard Anderson/Henry Feintuch

Feintuch Communications

718.986-1596 / 212.808.4901

emergentcapital@feintuchpr.com

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